Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Fourth Quarter and Full Year 2024 Financial Results
and 2025 Financial Guidance

San Diego, February 26, 2025 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter and fiscal year ended December 31, 2024 and provided its financial guidance for the year ending December 31, 2025.

Fourth Quarter 2024 Financial Highlights compared to Fourth Quarter 2023

•Achieved record sales as worldwide GAAP sales grew 44 percent to $282.6 million and worldwide non-GAAP sales(1) grew 21 percent to $252.4 million.
•Increased worldwide pump shipments by more than 25 percent.
•Grew the United States insulin pump market by achieving a double-digit increase in people converting from multiple daily injections.

Full Year 2024 Financial Highlights compared to Full Year 2023

•Achieved record sales, as worldwide GAAP sales grew 26 percent to $940.2 million and worldwide non-GAAP sales(1) grew 18 percent to $910.0 million.
•Increased Tandem Mobi pump shipments quarter-over-quarter throughout 2024.
•Demonstrated a return to positive free cash flow.

Fourth Quarter 2024 and Recent Strategic Highlights
•Received U.S. Food and Drug Administration clearance for Control-IQ+ to include people living with type 2 diabetes.
•Successfully launched multi-channel durable medical equipment and pharmacy strategy for Tandem Mobi in the United States, with approximately 20 percent of covered lives currently under pharmacy rebate agreements.
•Signed multi-year collaboration agreement with the University of Virginia Center for Diabetes Technology to advance research and development efforts on fully automated closed-loop insulin delivery systems.
“2024 was a pivotal year for Tandem, as we returned to strong sales growth both in and outside of the United States, while delivering industry-leading customer satisfaction,” said John Sheridan, president and chief executive officer. “We are continuing to transform our business in 2025 through the recent expansion of our U.S. sales force, commencing pharmacy coverage, and adding new features and indications to our robust portfolio as we work to improve the lives of people with diabetes.”

Exhibit 99.1
Fourth Quarter and Full Year 2024 Sales Results Compared to 2023

From September 2022 through February 2024, the Company offered the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of Tandem Mobi, for a fee when available. The Company offered eligible t:slim X2 owners the opportunity to switch to a Tandem Mobi under the terms of Tandem Choice beginning in the second quarter of 2024 through the conclusion of the program at the end of 2024. As a result of this program, the Company is providing select financial results on both a GAAP and non-GAAP basis. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. See also “Non-GAAP Financial Measures” below.

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
($ in millions)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)
United States	$214.6	$184.4	$150.9	$163.5	$672.7	$642.5	$554.9	$580.0
Outside United States	68.0	68.0	45.9	45.9	267.5	267.5	192.8	192.8
Total Worldwide	$282.6	$252.4	$196.8	$209.4	$940.2	$910.0	$747.7	$772.8

Fourth Quarter 2024 Additional Results Compared to Fourth Quarter 2023

•Sales: In the United States, GAAP sales included $30.2 million incremental net sales relating to Tandem Choice, compared to a sales deferral of $12.5 million. Non-GAAP sales exclude Tandem Choice-related sales and sales deferrals.

Shipments in the United States grew to more than 24,000 pumps, which does not include pumps fulfilled under Tandem Choice. Shipments outside the United States were nearly 10,000 pumps.

•Gross profit: GAAP gross profit was $157.5 million, compared to $93.3 million. GAAP gross margin was 56 percent, compared to 47 percent.

Non-GAAP gross profit(1) was $127.9 million, compared to $105.8 million. Non-GAAP gross margin(1) was 51 percent in both periods.

•Operating income (loss): GAAP operating loss was $0.6 million, or zero percent of sales, compared to $35.1 million, or negative 18 percent of sales.

Non-GAAP operating loss(1) was $30.2 million, compared to $22.5 million. Non-GAAP operating margin(1) was negative 12 percent of sales, compared to negative 11 percent of sales.

•Net income (loss): GAAP net income was $0.8 million, compared to net loss of $30.0 million.

Non-GAAP net loss(1) was $28.8 million, compared to net loss of $17.5 million.

Adjusted EBITDA(1) was $2.3 million, or 1 percent of sales, compared to $4.3 million, or 2 percent of sales.

Exhibit 99.1
Full Year 2024 Additional Financial Results Compared to Full Year 2023

•Sales: In the United States, GAAP sales include $30.2 million incremental net sales relating to Tandem Choice, compared to a deferral of $25.1 million. Non-GAAP sales exclude Tandem Choice-related sales and sales deferrals.

•Gross profit: GAAP gross profit was $489.6 million, compared to $367.7 million. GAAP gross margin was 52 percent, compared to 49 percent.

Non-GAAP gross profit(1) was $460.6 million, compared to $392.8 million. Non-GAAP gross margin(1) was 51 percent for both periods.

•Operating loss: GAAP operating loss totaled $99.1 million, or negative 11 percent of sales, compared to $233.2 million, or negative 31 percent of sales.

Non-GAAP operating loss(1) totaled $128.1 million, or negative 14 percent of sales, compared to $112.6 million, or negative 15 percent of sales.

•Net loss: GAAP net loss was $96.0 million, compared to $222.6 million.

Non-GAAP net loss(1) was $125.0 million, compared to $102.0 million.

Adjusted EBITDA(1) was negative $10.1 million, compared to negative $9.2 million, or negative 1 percent of sales in both periods.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2025 Financial Guidance

“We are committed to delivering sustained profitable growth and are funding key commercial investments while driving operating leverage,” said Leigh Vosseller, executive vice president and chief financial officer. “These investments focus on our U.S. sales infrastructure, business systems and technology, as well as the establishment of operations to support a direct launch in select European countries and are fundamental to achieving our longer-term financial objectives.”

For the year ending December 31, 2025, the Company is providing its full year and first quarter GAAP financial guidance as follows:

•Sales for the full year are estimated to be approximately $997 million to $1.007 billion.
•Sales in the United States of approximately $725 million to $730 million.
•Sales outside the United States of approximately $272 million to $277 million, which reflects a $15 million to $20 million headwind associated with the Company’s preparation for direct commercial operations in select countries.
•Sales for the first quarter are estimated to be approximately $219 million to $224 million.
•Sales in the United States of approximately $144 million to $147 million.
•Sales outside the United States of approximately $75 million to $77 million.
•Gross margin is estimated to be approximately 54 percent for the full year and approximately 51 percent for the first quarter.
•Adjusted EBITDA margin(1) is estimated to be approximately 3 percent for the full year and negative 6 percent for the first quarter.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately
$115 million. This includes:
•Approximately $95 million non-cash, stock-based compensation expense.

Exhibit 99.1
•Approximately $20 million depreciation and amortization expense.
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

The Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

The accounting treatment for Tandem Choice had a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elected to participate in Tandem Choice, the Company recognized the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. The timing of recognition was based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate at program expiration, provided all obligation under the Tandem Choice program were satisfied.

Notably:

•Offering the program did not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility for Tandem Choice was automatic at the time of a t:slim X2 purchase. Customer eligibility ended in February 2024 with the commercial availability of Tandem Mobi.
•Qualifying customers were able to elect participation in Tandem Choice starting at the end of the second quarter of 2024.
•An affirmative election was required for the customer to participate in Tandem Choice, at which time any customer fees were received and recognized as a sale. The Tandem Choice program expired on December 31, 2024.
Although the Tandem Choice program has ended, non-GAAP sales are presented in this press release for consistency with the Company’s historical presentation of non-GAAP sales in its earnings releases since the launch of Tandem Choice and as a comparison to the Company’s previously provided non-GAAP sales guidance for the year ended December 31, 2024.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BIa9ac5a072bb648bea94c0f0db43e70d3) and you will be provided with dial-in details, including a personal pin.

Exhibit 99.1
About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash, cash equivalents and short-term investments	$438,329	$467,912
Accounts receivable, net	114,585	105,555
Inventories	149,612	157,937
Other current assets	21,965	16,585
Total current assets	724,491	747,989

Property and equipment, net	78,150	76,542
Operating lease right-of-use assets	85,306	87,791
Equity method investment	74,545	—
Other long-term assets	5,166	40,336
Total assets	$967,658	$952,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$127,028	$105,742
Current portion of convertible senior notes, net	40,670	—
Operating lease liabilities	18,208	17,060
Deferred revenue	11,831	43,994
Other current liabilities	49,312	28,462
Total current liabilities	247,049	195,258

Convertible senior notes, net - long-term	308,266	285,035
Operating lease liabilities - long-term	106,421	113,572
Deferred revenue - long-term	10,455	13,331
Other long-term liabilities	32,369	31,830
Total liabilities	704,560	639,026

Total stockholders’ equity	263,098	313,632
Total liabilities and stockholders’ equity	$967,658	$952,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Sales	$282,648	$196,796	$940,203	$747,718
Cost of sales	125,193	103,501	450,629	380,028
Gross profit	157,455	93,295	489,574	367,690
Operating expenses:
Selling, general and administrative	105,836	85,751	389,824	352,503
Research and development	52,200	42,604	198,877	169,667
Acquired in-process research and development expenses	—	—	—	78,750
Total operating expenses	158,036	128,355	588,701	600,920
Operating loss	(581)	(35,060)	(99,127)	(233,230)
Total other income (expense), net	598	3,750	7,257	12,976
Income (loss) before income taxes	16	(31,310)	(91,870)	(220,254)
Income tax expense (benefit)	(739)	(1,308)	4,155	2,357
Net income (loss)	$755	$(30,002)	$(96,025)	$(222,611)

Net income (loss) per share - basic and diluted	$0.01	$(0.46)	$(1.47)	$(3.43)

Weighted average shares used to compute basic net income (loss) per share	65,939	65,369	65,451	64,969
Weighted average shares used to compute diluted net income (loss) per share	66,157	65,369	65,451	64,969

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
United States:
Pump	$98,438	$82,364	20%	$328,625	$289,546	13%
Supplies and other	85,923	81,088	6%	313,811	290,439	8%
Net revenue recognized (deferred) for Tandem Choice	30,202	(12,539)	341%	30,249	(25,107)	220%
Total GAAP Sales in the United States	$214,563	$150,913	42%	$672,685	$554,878	21%
Adjustment for Tandem Choice	(30,202)	12,539	(341)%	(30,249)	25,107	(220)%
Total Non-GAAP Sales in the United States	$184,361	$163,452	13%	$642,436	$579,985	11%

Outside the United States:
Pump	$25,770	$9,060	184%	$105,544	$76,296	38%
Supplies and other	42,315	36,823	15%	161,974	116,544	39%
Total Sales Outside the United States	$68,085	$45,883	48%	$267,518	$192,840	39%

Total GAAP Worldwide Sales	$282,648	$196,796	44%	$940,203	$747,718	26%
Adjustment for Tandem Choice	(30,202)	12,539	(341)%	(30,249)	25,107	(220)%
Total Non-GAAP Worldwide Sales	$252,446	$209,335	21%	$909,954	$772,825	18%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table D and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table D

($'s in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP sales	$282,648	$196,796	$940,203	$747,718
Adjustment for Tandem Choice (1)	(30,201)	12,539	(30,249)	25,107
Non-GAAP sales	$252,447	$209,335	$909,954	$772,825

GAAP cost of sales	$125,193	$103,501	$450,629	$380,028
Adjustment for Tandem Choice (1)	625	—	1,317	—
Non-GAAP cost of sales	$125,818	$103,501	$451,946	$380,028

GAAP gross profit	$157,455	$93,295	$489,574	$367,690
Adjustment for Tandem Choice(1)	(29,576)	12,539	(28,931)	25,107
Non-GAAP gross profit	$127,879	$105,834	$460,643	$392,797
GAAP gross margin(2)	56%	47%	52%	49%
Non-GAAP gross margin(3)	51%	51%	51%	51%

GAAP operating loss	$(581)	$(35,060)	$(99,127)	$(233,230)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(29,576)	12,539	(28,931)	25,107
Non-GAAP operating loss	$(30,157)	$(22,521)	$(128,058)	$(112,594)
GAAP operating margin(2)	—%	(18)%	(11)%	(31)%
Non-GAAP operating margin(3)	(12)%	(11)%	(14)%	(15)%

GAAP net income (loss)	$755	$(30,002)	$(96,025)	$(222,611)
Income tax expense (benefit)	(739)	(1,308)	4,155	2,357
Interest income, interest expense and other, net	(598)	(3,750)	(7,257)	(12,976)
Depreciation and amortization	4,245	4,031	16,607	15,715
Stock-based compensation expense	28,166	22,742	101,383	87,688
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(29,576)	12,539	(28,931)	25,107
Adjusted EBITDA	$2,253	$4,252	$(10,068)	$(9,191)
Adjusted EBITDA margin(3)	1%	2%	(1)%	(1)%

GAAP net income (loss)	$755	$(30,002)	$(96,025)	$(222,611)
Acquired in-process research and development(4)	—	—	—	78,750
Non-recurring facility consolidation costs(5)	—	—	—	14,099
Severance costs - cash and noncash	—	—	—	2,680
Adjustment for Tandem Choice(1)	(29,576)	12,539	(28,931)	25,107
Non-GAAP net loss	$(28,821)	$(17,463)	$(124,956)	$(101,975)
(1) The accounting treatment for Tandem Choice had a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales and non-GAAP cost of sales.
(4) Acquired in-process research and development charges represent the value of acquired in-process research and development assets with no alternative future use and acquisition related expenses recorded in connection with the acquisitions of AMF Medical SA in 2023.
(5) The Company recorded $14.1 million of facility consolidation costs related to our Vista Sorrento lease in San Diego, California in 2023.